Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the units of limited partnership interests of Boston Financial Qualified Housing Tax Credits L. P. IV beneficially owned by each of them, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. The undersigned further agree that each of them is (i) individually eligible to use the Schedule 13D to which this Exhibit is attached and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date(s) set forth below.

BOND PURCHASE, L.L.C.

By: /s/ David L. Johnson
David L. Johnson, Member

Dated: September 12, 2005

PARK G.P., INC.

By: /s/ DeAnn Duffield
DeAnn Duffield, President

Dated: September 12, 2005

PACO DEVELOPMENT, L.L.C.

By: /s/ DeAnn Duffield
DeAnn Duffield, Manager

Dated: September 12, 2005

ANISE, L.L.C.

By: /s/ Michele Berry
Michele Berry, Manager

Dated: September 12, 2005

SLCas, L.L.C.

By: /s/ DeAnn Duffield
DeAnn Duffield, Manager

Dated: September 12, 2005

/s/ David L. Johnson
David L. Johnson

Dated: September 12, 2005

/s/ Sandra L. Castetter
Sandra L. Castetter

Dated: September 12, 2005

CHRISTOPHER J. GARLICH TRUST

By: /s/ Christopher J. Garlich
Christopher J. Garlich, Trustee

Dated: September 9, 2005

/s/ Christopher J. Garlich
Christopher J. Garlich, as sole trustee of the Christopher J. Garlich Trust

Dated: September 9, 2005

/s/ Jose L. Evans
Jose L. Evans

Dated: September 12, 2005

/s/ Denise Evans
Denise Evans

Dated: September 12, 2005